As filed with the Securities and Exchange Commission on January 17, 1997
================================================================================

                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.   )

Filed by Registrant                           |X|
Filed by a Party other than the Registrant    |_|

Check the appropriate box:

| |  Preliminary Proxy Statement
| | Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
|_|  Definitive Additional Materials
|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                           Elexsys International, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charters)

--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.
|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

| |  Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

     (1)    Amount Previously Paid:
            --------------------------------------------------------------------
     (2)    Form, Schedule or Registration Statement No.:
            --------------------------------------------------------------------
     (3)    Filing Party:
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     (4)    Date Filed:
            --------------------------------------------------------------------

================================================================================

                         ELEXSYS INTERNATIONAL, INC.
                              4405 FORTRAN COURT
                          SAN JOSE, CALIFORNIA 95134

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON JANUARY 29, 1997

TO THE STOCKHOLDERS OF ELEXSYS INTERNATIONAL, INC.:

   NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Elexsys International, Inc., a Delaware corporation (the "Company"), will be held on Wednesday, January 29, 1997 at 8:30 a.m. local time at the Sheraton Four Points Hotel, Sunnyvale, California for the following purpose:

   1. To elect directors to serve for the ensuing year and until their successors are elected.

   2. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

   The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

   The Board of Directors has fixed the close of business on January 10, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                   By Order of the Board of Directors


                                   [FACSIMILE SIGNATURE]


                                   Michael S. Shimada
                                   Secretary



San Jose, California
January 17, 1997


================================================================================
   ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON
   IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.
================================================================================

                         ELEXSYS INTERNATIONAL, INC.
                              4405 FORTRAN COURT
                          SAN JOSE, CALIFORNIA 95134

                               PROXY STATEMENT

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                               JANUARY 29, 1997

                INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

   The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of Elexsys International, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders to be held on January 29, 1997, at 8:30 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Sheraton Hotel, Sunnyvale, California. The Company intends to mail this proxy statement and accompanying proxy card on or about January 17, 1997, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

   The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

   Only holders of record of Common Stock at the close of business on January 10, 1997 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on January 10, 1997 the Company had outstanding and entitled to vote 9,364,435 shares of Common Stock.

   Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon. With respect to the election of directors, stockholders may exercise cumulative voting rights. Under cumulative voting, each holder of Common Stock will be entitled to three votes for each share held. Each stockholder may give one candidate, who has been nominated prior to voting, all the votes such stockholder is entitled to cast or may distribute such votes among as many such candidates as such stockholder chooses.

   All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

   Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 4405 Fortran Court, San Jose, California 95134, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

SHAREHOLDER PROPOSALS

   Proposals of stockholders that are intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company not later than September 17, 1997 in order to be included in the proxy statement and proxy relating to that Annual Meeting.


                                  PROPOSAL 1
                            ELECTION OF DIRECTORS

   At the 1995 Annual Meeting of Stockholders, the stockholders approved a proposal to adopt the Company's Amended and Restated Certificate of Incorporation (the "Restated Certificate"). Among other things, the Restated Certificate eliminated the classification of the Company's Board of Directors in favor of the annual election of directors. However, the Restated Certificate provides that any incumbent director serving a term in excess of one year on March 2, 1995, the effective date of the Restated Certificate, shall not be required to stand for re-election until the expiration of such director's term. Further, a director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same term as the remaining term of his predecessor.

   The Company's Bylaws presently authorize a Board of Directors composed of six directors. Three directors will be elected at the Annual Meeting. Pursuant to the Restated Certificate, the terms of five current directors expire at the Annual Meeting. Two current directors, Roland G. Matthews and Peter S. Jonas, have advised the Company that they do not wish to stand for reelection. The Board currently has no vacancies but will have two after the Annual Meeting. Each director to be elected will hold office until the next annual meeting of stockholders and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal. Each nominee listed below is currently a director of the Company and was previously elected by the stockholders, except for Mr. Johnson, who was elected by the Board. The term of one director, Mr. Mendelson, does not expire at the Annual Meeting.

   Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the three nominees named below, subject to the discretionary power to cumulate votes. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected and management has no reason to believe that any nominee will be unable to serve.

   The three candidates receiving the highest number of affirmative votes cast at the meeting will be elected directors of the Company.

NOMINEES

   Set forth below is biographical information for the individuals nominated and for the person whose term of office as a director will continue after the Annual Meeting.

C. BRADFORD JEFFRIES

   C. Bradford Jeffries, age 66, was elected a director of the Company in January 1996. He has been a partner of Sigma Management since 1984. Sigma Management is the general partner of Sigma Partners I, II and III, three venture capital funds. Mr. Jeffries is a vice president of Venture Investment Management Company L.L.C., which he co-founded in 1993. Venture Investment Management
Company is the general partner of Venture Investment Associates, a venture capital fund formed to acquire the venture investment portfolio of American Express Co. Currently, Mr. Jeffries serves as a director of four private companies. Prior to 1994, Mr. Jeffries was a partner of Cooley Godward LLP, a private law firm and counsel to the Company, to which he continues to be of counsel.

ROGER W. JOHNSON

   Roger W. Johnson, age 62, was elected a director of the Company in October 1996. From 1993 to March 1996, Mr. Johnson served under the Clinton Administration as the Administrator of the U.S. General Services Administration. Mr. Johnson was also a member of the President's Management Council and the National Economic Council. From 1982 to 1993, Mr. Johnson was Chairman, President and Chief Executive Officer of Western Digital Corporation. Mr. Johnson is a member of the Board of Directors of The Needham Funds, Inc., JTS Corporation, Group Technologies, Insulectro, AST Computer and Array Microsystems. He is currently a Regent Lecturer at the University of California at Irvine.

MILAN MANDARIC

   Milan Mandaric, age 58, has served as Chairman of the Board of Directors of the Company since June 1994 and President and Chief Executive Officer of the Company since October 1994. Mr. Mandaric was a director of Sanmina Corporation, a high technology multilayer circuit board and backpanel manufacturer, from 1980 until February 1994 and President, Chief Executive Officer and Chairman of the Board of Sanmina Corporation from 1980 until September 1989. Mr. Mandaric was Chairman of the Board of Directors of Wireless Integrated Products, Inc., a manufacturer of wireless systems, from July 1989 to May 1995.

                      THE BOARD OF DIRECTORS RECOMMENDS
                    A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTOR CONTINUING IN OFFICE UNTIL THE 1998 ANNUAL MEETING

ALAN C. MENDELSON

   Alan C. Mendelson, age 48, was elected a director of the Company in January 1996. He has been a partner of Cooley Godward LLP, a private law firm and counsel to the Company, since 1980, and served as the managing partner of its Palo Alto office from May 1990 through March 1995 and from October 1996 to the present. Mr. Mendelson also served as Acting General Counsel of Cadence Design Systems, Inc., an electronic design automation software company, from November 1995 to June 1996. Mr. Mendelson is currently a director of Acuson Corporation, CoCensys, Inc. and Isis Pharmaceuticals, Inc.

BOARD COMMITTEES AND MEETINGS

   During the fiscal year ended September 30, 1995 the Board of Directors held four meetings. The Board has an Audit Committee and a Compensation Committee.

   The Audit Committee, whose current members are Messrs. Jonas, Jeffries and Mendelson, has the following principal powers, duties and functions: (i) to recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year;
(ii) to review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate; (iii) to have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements; (iv) to review with management and the independent auditors, upon completion of their audit, financial results for the year, as reported in the Company's financial statements, supplemental disclosures to the Securities and Exchange Commission or other disclosures; (v) to assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner; (vi) to evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs; (vii) to review the Company's balance sheet, profit and loss statement and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period; (viii) to review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors; (ix) to consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect; (x) to investigate, review and report to the Board the proprietary and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing; and (xi) to perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing. The Audit Committee met once during the fiscal year ended September 30, 1996.

   The  Compensation  Committee  whose  current  members are  Messrs.  Matthews,
Jeffries and Mendelson, has the following principal powers, duties and functions: (i) to establish salaries, incentives and other forms of compensation paid officers and other employees of the Company; (ii) to administer the various incentive compensation and benefit plans of the Company, including the stock option and stock purchase plans, but excluding any non-employee directors stock option or purchase plans; (iii) to perform such other functions and have such other powers as may be necessary or convenient in the efficient discharge of the foregoing; and (iv) to report to the Board from time to time, or whenever it shall be called upon to do so. The Compensation Committee met twice during the fiscal year ended September 30, 1996.

   The Company does not have a nominating committee.

   During the fiscal year ended September 30, 1996, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the Committees on which he served, held during the period for which he was a director or committee member, respectively.

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                            OWNERS AND MANAGEMENT

   The following table sets forth certain information regarding the ownership of the Company's Common Stock as of December 15, 1996 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table employed by the Company in that capacity on January 10, 1997;
(iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.


                                                         Beneficial Ownership(1)
                                                        ------------------------
                                                          Number of   Percent of
                        Beneficial Owner                   Shares       Total
                        ----------------                ----------- ------------
Milan Mandaric(2) ...................................... 4,058,000      44.3%
Peter S. Jonas(3) ......................................   422,000       4.5%
C. Bradford Jeffries(7) ................................     8,438        *
Roger W. Johnson(7) ....................................     1,250        *
Roland G. Matthews(2)(4)(7) ............................   504,730       5.4%
Alan C. Mendelson(5)(7) ................................    15,438        *
Michael S. Shimada(4)(7) ...............................    43,625        *
W. F. "Barry" Hegarty(7) ...............................    55,000        *
Michael Giggey(6)(7) ...................................    23,000        *
All executive officers and directors
as a group (8 persons)(7) .............................. 5,131,481      54.3%

-------------------

*    Less than one percent.

(1) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G, if any, filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 9,364,435 shares outstanding on January 10, 1997, adjusted as required by rules promulgated by the SEC.

(2) The mailing address of the stockholder is c/o Elexsys International, Inc., 4405 Fortran Court, San Jose, California 95134.

(3) Shares held in the name of a family limited partnership, of which Mr. Jonas and his wife are the general partners.

(4) Shares held in the name of a family limited partnership, of which Mr. Matthews and his wife are the general partners.

(5) Includes 11,000 shares held by a trustee of a profit sharing trust for the benefit of Mr. Mendelson who has sole voting and investment power with respect to these shares.

(6) Includes 1,000 shares held by Mr. Giggey's wife in an Individual Retirement Account.

(7) Includes shares which certain executive officers, directors and principal stockholders of the Company have the right to acquire within 60 days after the date of this table pursuant to outstanding options, as follows: C. Bradford Jeffries, 3,438 shares; Roger W. Johnson, 1,250 shares; Alan C. Mendelson, 3,438 shares; Michael S. Shimada, 34,800 shares; W. F. "Barry" Hegarty, 25,000 shares; Michael Giggey, 14,800 shares; and all executive officers and directors as a group, 82,726 shares.

COMPLIANCE WITH THE REPORTING REQUIREMENTS OF SECTION 16(A)

   Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

   To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended September 30, 1995, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that one report, covering one transaction, was filed late by Mr. Hegarty and one report, covering two transactions, was filed late by Mr. Matthews.


                            EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

   Mr. Mandaric does not receive any compensation for serving on the Board in addition to his compensation as an employee of the Company.

   For his service on the Board of Directors, Mr. Jonas received $2,500 per month for his service as a consultant to the Company. For his service as a consultant, he received a fee of $10,500 during the fiscal year ended September 30, 1996. Benefits received by Mr. Jonas include certain medical insurance benefits available to founding directors, in addition to the Company's general group health plan, at a total cost to the Company for the year ended September 30, 1996 of $9,482.

   For their service on the Board of Directors, Messrs. Jeffries, Johnson and Mendelson receive an annual retainer of $7,500 and $1,500 for each meeting of the Board attended.

   For his service on the Board of Directors, Mr. Matthews received $2,500 per month. Benefits received by Mr. Matthews include certain medical insurance benefits available to founding directors, in addition to the Company's general group health plan, at a total cost to the Company for the year ended September 30, 1996 of $2,824.

   In the fiscal year ended September 30, 1996, the total compensation paid to non-employee directors was $106,806. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

   Each non-employee director of the Company also receives stock option grants under the 1996 Non-Employee Directors' Stock Option Plan (the "Directors' Plan"). Only non-employee directors of the Company or an affiliate of such directors (as defined in the Internal Revenue Code, the "Code") are eligible to receive options under the Directors' Plan. Options granted under the Directors' Plan are intended by the Company not to qualify as incentive stock options under the Code.

   Option grants under the Directors' Plan are non-discretionary. Each person who is after September 30, 1995, elected for the first time to be a non-employee director, automatically receives, on the date of his or her election, an option to purchase 15,000 shares of Common Stock of the Company. On the day following the annual meeting of stockholders of the Company of each year, each member of the Company's Board of Directors who is not an employee of the Company and has served as a non-employee director for at least four months or, where specified by the non-employee director, an affiliate of such director, is automatically granted under the Directors' Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 5,000 shares of Common Stock of the Company. No other options may be granted at any time under the Directors' Plan. The exercise price of options granted under the Directors' Plan is 100% of the fair market value of the Common Stock subject to the option on the date of the option grant. Options granted under the Directors' Plan become exercisable over a four-year period in 48 equal monthly installments. Such vesting is conditional upon continued service as a non-employee director. The term of options granted under the

Directors' Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

   During the last fiscal year, the Company granted an option to purchase 15,000 shares to each of Messrs. Jeffries and Mendelson who were elected directors for the first time, at an exercise price per share of $16.375 and $15.625, respectively which was 100% of the fair market value of such Common Stock on the date of grant (based on the closing sales price reported in the Nasdaq National Market for the date of grant). As of December 30, 1996, no options had been exercised under the Directors' Plan. On January 16, 1997, these options were terminated.

   Directors also are eligible to receive stock option grants under the 1995 Stock Option Plan (the "1995 Option Plan"). Option grants under the 1995 Option Plan are discretionary and are intended by the Company not to qualify as incentive stock options under the Internal Revenue Code.

   During the last fiscal year, the Company granted an option to purchase 15,000 shares to each of Messrs. Jeffries and Mendelson at an exercise price of $9.625 per share which was 100% of the fair market value of such Common Stock on the date of grant. These options were partially vested at the time of grant with the remainder becoming exercisable over a four year period in equal monthly installments. Such vesting is conditional upon continued service as a director. The term of options granted under the 1995 Option Plan is ten years. In the event of a merger of the Company with or into another corporation or a consolidation, acquisition of assets or other change-in-control transaction involving the Company, the vesting of each option will accelerate and the option will terminate if not exercised prior to the consummation of the transaction.

COMPENSATION OF EXECUTIVE OFFICERS



                           SUMMARY OF COMPENSATION


   The following table shows for the fiscal years ended September 30, 1994, 1995 and 1996, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its three other executive officers at September 30, 1996 (the "Named Executive Officers") or such shorter period as the individuals were employed by the Company as executive officers:


                          SUMMARY COMPENSATION TABLE


                                                                               Long-term
                                                Annual                       Compensation
                                                                        ----------------------------
                                             Compensation                       Awards
                                    ---------------------------------   ----------------------------
                                                         Other Annual     Securities     All Other
     Name And Principal             Salary      Bonus    Compensation     Underlying    Compensation
          Position          Year    ($)(1)       ($)        ($)(2)      Options (#)(2)     ($)(4)
--------------------------  ----    -------    --------  ------------   --------------  ------------
Milan Mandaric ............ 1996    235,385         0         0               0                0
 Chairman of the Board and  1995         12    50,000         0               0                0
 Chief Executive Officer    1994        --       --        --               --               --
W. F. "Barry" Hegarty  .... 1996    181,835         0     4,000         100,000 (3)(4)    10,140
 President and Chief        1995    105,000    60,000         0         100,000            5,070
 Operating Officer          1994        --       --        --               --               --
Michael S. Shimada ........ 1996    123,237         0    21,600          30,000 (3)(4)    11,118
 Vice President, Finance,   1995    130,000    15,000     5,040               0            5,559
 Chief Financial Officer    1994    106,290         0         0          47,000          107,106
 and Secretary
Michael Giggey ............ 1996    160,004    22,500     4,620          44,000 (3)(4)     5,242
 Vice President, Sales      1995        --        --        --               --              --
 and Marketing              1994        --        --        --               --              --

---------------

(1)  Includes amounts earned but deferred at the election of the executive.

(2) Includes perquisites consisting of (i) automobile allowance, and (ii) cost of housing paid by the Company ($17,820 in the case of Mr. Shimada in
     1996). As permitted by rules promulgated by the Securities and Exchange Commission ("SEC"), no amounts are shown with respect to certain "perquisites" where such amounts do not exceed the lesser of 10% of the sum of the amount in salary and bonus columns or $50,000.

(3) In August 1996 the Company repriced options granted in May 1996. This figure includes both grants even though the issuance of the latter repriced option grants cancelled the former. Includes repriced options treated as new grants as follows: Mr. Hegarty, 25,000 shares; Mr. Shimada, 15,000 shares; and Mr. Giggey, 1,200 shares. (See "Option Repricing Information" below.) The Company has not issued any stock appreciation rights.

(4) Includes (i) the dollar value of premiums paid on life insurance for the benefit of the named insured and (ii) the cash surrender value of a life insurance policy implemented in 1987 for the benefit of Mr. Shimada and transferred to him in February 1994.

                      STOCK OPTION GRANTS AND EXERCISES

   During the last fiscal year, the Company granted options to three executive officers under its 1995 Incentive Stock Option Plan (the "1995 Option Plan"). As of September 30, 1996, options to purchase a total of 851,450 shares were outstanding under the 1995 Option Plan, 1994 Incentive Stock Option Plan (the "1994 Option Plan"), 1984 Non-Qualified Stock Option Plan (the "1984 Option Plan") and the 1983 Employee Stock Option Plan (the "1983 Option Plan"), and options to purchase 618,240 shares remained available for grant under the 1995 Option Plan and 1994 Stock Option Plan.

   The following table shows for the fiscal year ended September 30, 1996, certain information regarding options granted to and held at year end by, the Named Executive Officers:


                      OPTION GRANTS IN LAST FISCAL YEAR


                          Individual Grants
----------------------------------------------------------------------
                   Number Of    % Of Total                               Potential Realizable  Value
                  Securities     Options/                                   at Assumed Annual Rates
                  Underlying    Granted To                                of Stock Price Appreciation
                   Options/    Employees in   Exercise or                       for Option Term(1)
                   Granted     Fiscal Year    Base Price    Expiration    ---------------------------
     Name          (#) (2)        (%)(3)        ($/Sh)         Date          5% ($)       10% ($)
------------      ----------   ------------   -----------   ----------      -------       -------
Mr. Hegarty ..... 25,000 (4)       3.4%         12.000       03/10/06       189,000       477,000
                  25,000 (5)       3.4%          9.625       08/14/06       151,594       382,593
                  50,000           6.8%         12.250       10/22/06       385,875       973,875

Mr. Shimada ..... 15,000 (4)       2.1%         12.000       03/10/06       113,400       285,200
                  15,000 (5)       2.1%          9.625       08/14/06        90,956       229,556
                  10,000           1.4%         12.250       10/22/06        77,175       194,775

Mr. Giggey  ..... 12,000 (4)       1.6%         12.000       03/10/06        90,720       228,960
                  12,000 (5)       1.6%          9.625       08/14/06        72,765       183,645
                  20,000           2.7%         12.250       10/22/06       154,350       389,550

------------------
(1) The potential realizable value is based on the ten-year term of the option at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price. No gain to the optionee is possible unless the stock price increases over the option term, which will benefit all stockholders.

(2) Options generally vest over a four-year period, 25% per year with a ten-year term. The options will fully vest upon a change of control, as defined in the Company's 1995 Option Plan. The Board of Directors may reprice options under the terms of the 1995 Option Plan. (See description of 1995 Option Plan under "Executive Compensation--Compensation of Directors" for additional features of the 1995 Option Plan.)

(3) Based on 733,100 options granted under the 1995 Option Plan in the fiscal year ended September 30, 1996.

(4)  Grant  cancelled  upon issuance of repriced  option.

(5)  Repriced options treated as new grants.


                 AGGREGATED OPTION EXERCISES IN FISCAL 1996, AND
                     VALUE OF OPTIONS AT END OF FISCAL 1996



                                        Number Of Securities Underlying     Value Of Unexercised In-the-Money
                  Shares       Value    Unexercised Options at FY-End (3)        Options at FY-End (4)
                Acquired On  Realized   ---------------------------------   ----------------------------------
      Name     Exercise (#)   ($)(1)    Exercisable     Unexercisable(2)    Exercisable       Unexercisable(2)
-------------- ------------- --------   -----------   -------------------   -----------       ----------------
Mr. Mandaric  .  --            --             --             --                  --                 --
Mr. Hegarty  ..  --            --          25,000        150,000              185,875                375
Mr. Shimada  ..  --            --          94,400         67,600              341,900            520,725
Mr. Giggey ....9,400         140,775       11,500         46,200              134,612            322,825


--------------
(1) Value realized is based on the fair market value of the Company's Common Stock on the date of exercise minus the exercise price without taking into account any taxes that may be payable in connection with the transaction.

(2)  Reflects shares vested and unvested at September 30, 1996.

(3) Includes both "in-the-money" and "out-of-money" options. "In-the-money" options are options with exercise prices below the market price of the Company's Common Stock at September 30, 1996. (4) Fair market value of the Company's Common Stock at September 30, 1996 ($16.375) minus the exercise price of the options.

                        OPTION REPRICING INFORMATION

   The following table shows certain information concerning the repricing of options received by the Named Executive Officers during the last ten years.


                        TEN YEAR OPTION/SAR REPRICINGS

                                         Number of        Market                                      Length of
                                         Securities      Price of       Exercise                   Original Option
                                         Underlying      Stock at       Price At                   Term Remaining
                                        Options/sars     Time of         Time of                      at Date of
                                        Repriced or    Repricing or   Repricing or   New Exercise   Repricing or
           Name                Date     Amended (#)   Amendment ($)  Amendment ($)    Price ($)       Amendment
-------------------------    -------    ------------  -------------  -------------   ------------  ---------------
W. F. "Bary" Hegarty  ...... 8/15/96       25,000         9.625          12.00          9.625          9.58 years
 President and Chief
 Operating Officer

Michael S. Shimada ......... 8/15/96       15,000         9.625          12.00          9.625          9.58 years
 Vice President, Finance,
 Chief Financial Officer
 and Secretary

Michael Giggey ............. 8/15/96       12,000         9.625          12.00          9.625          9.58 years
 Vice President, Sales
 and Marketing


                            SEVERANCE ARRANGEMENTS

   The Company has severance arrangements (the "Arrangements") with each of Messrs. Shimada and Hegarty (the "Executives"). If an Executive's employment is terminated without cause by the Company, the Executive will receive monthly payments equal to his monthly salary at the time of termination for six months, in the case of Mr. Hegarty, or 12 months, in the case of Mr. Shimada, or until his earlier reemployment. In the case of Mr. Shimada, if there is a change in control of the Company and his employment is terminated within 18 months following the change in control, either without cause by the Company or for good reason by him, he will instead receive a lump sum cash payment equal to two years' salary.

   If any portion of the Executive's severance compensation under the Arrangement (i) exceeds the total amount of payments or benefits which could be received by the Executive from the Company pursuant to Section 280G of the Code; or (ii) is subject to the excise tax imposed by Section 4999 of the Code, such payments or benefits shall be reduced to the extent necessary to comply with the limitation.


                     REPORT OF THE COMPENSATION COMMITTEE
                          ON EXECUTIVE COMPENSATION

   The following report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

   The Compensation Committee makes all decisions regarding compensation of executive officers. The primary components of executive compensation consist of annual compensation, which includes base salaries and annual bonuses, and long-term compensation through the grant of options to purchase Common Stock. Though the aim of the Company is to maximize stockholder value, compensation for the executive officers is not primarily related to the overall performance of the Company. The Compensation Committee's principal philosophy is one of fairness and executive officers are judged on their individual merits, which is the standard of evaluation for all employees of the Company.

   Section 162(m) of the Code limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain Named Executive Officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of the Code.

   The Compensation Committee has determined that certain stock options granted under the Company's 1995 Option Plan with an exercise price of at least equal to the fair market value of the Company's common stock on the date of grant may be treated as "performance-based compensation."

   The base salary levels of executive officers, other than Mr. Mandaric, are determined periodically by evaluating the performance of the executive officers and their contributions to the Company, and their responsibilities, experience and potential. During fiscal year 1996, Mr. Mandaric received a salary for the first time since coming to the Company as its Chairman and Chief Executive Officer in fiscal year 1996. Mr. Mandaric had not received a salary previously at his own request. However, at the end of fiscal year 1995, the Board of Directors, as the Committee's predecessor with respect to the responsibility for setting executive compensation, determined that the Company had made sufficient progress in turning around its financial results that it was no longer appropriate to permit Mr. Mandaric to forego reasonable compensation. Mr. Mandaric's salary is now determined in the same manner and based, in part, on the same criteria as other executive officers. In addition a number of factors related to the performance of the Company were considered including increases in revenues and net income over the prior year, increases in stock price and market capitalization of the Company and balance sheet improvements, such as greater working capital and stockholders' equity.

   The annual bonuses are determined in the discretion of the Board of Directors based on individual performance and the financial performance of the Company. The Company has a discretionary profit sharing bonus plan that provides for payment of bonuses to all eligible employees from an aggregate bonus pool set by the Committee based on the overall performance of the Company. Except for Mr. Giggey, the Company did not award bonuses for fiscal 1996 to executive officers.

   For newly employed executive officers, stock options are granted as required by competitive conditions. With respect to other employees, the Company believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders. The Committee typically grants stock options at least once each year to executive officers and other key employees. These grants are based on a variety of factors, including total options outstanding and total unvested options outstanding for each officer and key employee, the financial performance of the Company and assessment of personal performance. Whereas bonuses recognize specific annual operational achievements, the Company considers the cumulative stock option grants as a measure of the individual's long-term potential impact on the Company's results. The Committee feels that stock options are the best method of providing incentives for executive officers to maximize the long-term success of the Company. Notwithstanding the foregoing, the Committee has not granted options to Mr. Mandaric as it deems him already sufficiently motivated to maximize the Company's value to stockholders based on his ownership of 44.3% of the outstanding shares of the Company.

   A sustained decline in the market price of the Company's common stock in 1996 resulted in a substantial number of stock options granted pursuant to the 1995 Stock Option Plan on or after August 9, 1995 having an exercise price in excess of the then current market price of $10.00 per share. The Committee therefore determined on August 15, 1996 to reprice all such options with exercise prices in excess of $10.00 per share at the then prevailing market price of $9.625 per share. The Committee took this action in order to restore the incentive for employees who hold such options, in order to encourage them to remain as employees of the Company and to exert their maximum efforts on behalf of the Company.
                            Compensation Committee
                              Alan C. Mendelson
                              Roland G. Matthews
                             C. Bradford Jeffries

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   The Company's Compensation Committee was chartered in January 1996 and consists of Messrs. Jeffries, Matthews and Mendelson. Prior to the establishment of the Committee, the Board of Directors reviewed compensation issues. Mr. Matthews, a member of the Compensation Committee, served as an officer of the Company from September 1980 to March 1993. Mr. Jonas, a member of the Board, served as an officer of the Company from September 1980 to October 1994, during which period he served as President and Chief Executive Officer of the Company from February 1993 to October 1994. Additionally, Mr. Mandaric, the Company's President and Chief Executive Officer, serves as Chairman of the Board.

PERFORMANCE MEASUREMENT COMPARISON(1)

   The following graph shows the total stockholder return of an investment of $100 in cash on September 30, 1991 for (i) the Company's Common Stock, (ii) the NASDAQ Stock Market - U.S. Index and (iii) a Peer Group consisting of Altron, Incorporated. (ALRN), Circuit Systems, Inc. (CSYI), Data- Design Laboratories, Inc. (DDL), Hadco Corp. (HDCO), Merix Corp. (MERX), Parlex Corp. (PRLX), Sanmina Corp. (SANM), Sheldahl Inc., (SHEL) and Sigma Circuits, Inc. (SIGA) (the "Peer Group"). All values assume reinvestment of the full amount of all dividends and are calculated as of September 30 of each year:



   [The following descriptive data is supplied in accordance with Rule 304(d) of Regulation S-T]


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       AMONG ELEXSYS INTERNATIONAL INC., THE NASDAQ STOCK MARKET-US INDEX
                                AND A PEER GROUP


                                           Cumulative Total Return
                               -------------------------------------------------
                               9/91     9/92     9/93     9/94     9/95     9/96

Peer Group                      100      112      227      221      473      507
Nasdaq Stock Market-US          100      106      147      148      204      242
ELEXSYS INTERNATIONAL INC       100       89       44       58      678      494

* $100 INVESTED ON 9/30/91 IN STOCK OR INDEX -
  INCLUDING REINVESTMENT OF DIVIDENDS.
  FISCAL YEAR ENDING SEPTEMBER 30.


---------------------

(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                            CERTAIN RELATIONSHIPS

   Mr. Mendelson is a partner of, and Mr. Jeffries is of counsel to, Cooley Godward LLP which provided general legal representation to the Company during the fiscal year ended September 30, 1996 and continues to serve in such capacity.


                         CERTIFIED PUBLIC ACCOUNTANTS

   Deloitte & Touche, which has been the Company's independent certified public accountants since the Company's inception, will continue to serve in that capacity for the current fiscal year. It is anticipated that representatives of Deloitte & Touche will be present at the Meeting and will be provided with an opportunity to make a statement if they so desire and to respond to appropriate questions from stockholders.


                                OTHER MATTERS

   The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                             By Order of the Board of Directors


                                             [FACSIMILE SIGNATURE]


                                             Michael S. Shimada
                                             Secretary


January 17, 1997

                          ELEXSYS INTERNATIONAL, INC.
    PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ELEXSYS INTERNATIONAL, INC.
            For the Annual Meeting of Stockholders--January 29, 1997

    MILAN MANDARIC and ALAN C. MENDELSON are hereby appointed proxies (each with power to act alone and with power of substitution) to vote all shares which the undersigned would be entitled to vote at the 1997 Annual Meeting of Stockholders of Elexsys International, Inc. (the "Company") at the Sheraton Four Points Hotel, 100 North Mathilda Avenue, Sunnyvale, California 94089 at 8:30 a.m. local time on January 29, 1997, and all adjournments thereof, on the matters set forth below, and in their discretion upon any other matters brought before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES NAMED IN PROPOSAL 1 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 1

1.   ELECTION OF DIRECTORS
     FOR [ ] Milan Manderic, Roger W. Johnson and C. Bradford Jeffries WITHHOLD AUTHORITY [ ] to vote for all nominees listed above.

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through such nominee's name.)

                  (Continued and to be signed on reverse side)

                          (Continued from other side)







                                            Dated _______________________ , 19__

                                            ____________________________________
                                                         Signature
                                            ____________________________________
                                                         Signature

                                            [ ] I/We Plan to Attend the Meeting.

                                           Please be sure to date this Proxy and
                                           sign  exactly  as your  name  appears
                                           herein;   joint  owners  should  each
                                           sign;  if by a  corporation,  sign in
                                           the manner usually employed by it; if
                                           by a fiduciary, the fiduciary's title
                                           should be shown.

      PLEASE SIGN, DATE AND MAIL THIS PROXY TODAY. YOUR VOTE IS IMPORTANT.